                                  Exhibit 32.1

    Certification by the Chief Executive Officer and Chief Financial Officer
          Relating to a Periodic Report Containing Financial Statements

         I, Jeffrey L. Radke, Chief Executive Officer, and John M. Modin, Chief Financial Officer, of PXRE Group Ltd., a Bermuda corporation (the "Company"), hereby certify that, based on our knowledge:

         (1) The Company's periodic report containing financial statements on Form 10-Q for the period ended September 30, 2003 (the "Form 10-Q") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                      * * *

Date:  As of November 14, 2003

PRESIDENT AND CHIEF EXECUTIVE OFFICER:         CHIEF FINANCIAL OFFICER:

/s/ Jeffrey L. Radke                           /s/ John M. Modin
--------------------------------------         --------------------------------
Jeffrey L. Radke                               John M. Modin